EXHIBIT-10.9

                  SUBLEASE made as of the 1st day of October, 1996, by and between INTERTEC, A DIVISION OF INNOVATIVE CAPITAL MANAGEMENT, INC., a California corporation, having an office at 25 Corte Madera Avenue, Mill Valley, California 94941 (hereinafter called "Sublandlord"), and ELECTRONIC HAIR STYLING, INC., a Delaware corporation, having an office at One Lovell Avenue, Mill Valley, California 94941 (hereinafter called "Subtenant").

                                                W I T N E S S E T H:

     WHEREAS: A. By lease (hereinafter called the "Overlease") dated as of October 1, 1996, RAINIER CONCEPTS, LTD. (hereinafter called "Overlandlord") leased to Sublandlord the building known as One Lovell Avenue, Mill Valley, California (hereinafter called the "Building") in accordance with the terms of the Overlease. A copy of the Overlease (from which certain terms which do not relate to Subtenant's obligations hereunder have been deleted) has been previously delivered by Sublandlord to Subtenant; and B. Sublandlord and Subtenant desire to consummate a subleasing of a portion of the Building on terms and conditions contained in this agreement (hereinafter called the "Sublease"). NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, it is hereby agreed as follows: 1. 1.1. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the portion of the Building (approximately 6,008 square feet) shown on Exhibit A annexed hereto and made a part hereof (hereinafter called the "Premises") for a term (hereinafter called the "Sublease Term") to commence on the date hereof (hereinafter called the "Sublease Commencement Date") and to end on the day preceding the expiration of the Overlease, as same may be extended in accordance with the provisions thereof (hereinafter called the "Sublease Expiration Date"), at an annual fixed rent (hereinafter called "fixed annual rent") of $108,144 per annum, to be paid by Subtenant to Sublandlord at Sublandlord's office (or such other location as Sublandlord shall designate) in equal monthly installments of $9,012 in advance, on the first day of each month during the Sublease Term without any setoff, offset, abatement or reduction whatsoever. Sublandlord shall not, without the consent of Subtenant (which, so long as Subtenant is fully performing hereunder, may be withheld in Subtenant's sole discretion), modify the Overlease or exercise any option granted to Sublandlord so as to provide for the termination of the Overlease prior to the Sublease Expiration Date. 1.2. Subtenant shall also be permitted to use the fixtures and equipment listed on Exhibit B annexed hereto and made a part here during the term of this Sublease for an additional monthly charge of $1,774.00 per month. 2. 2.1. Subtenant shall not (a) assign this Sublease, nor (b) permit this Sublease to be assigned by operation of law or otherwise, nor (c) underlet all or any part of the Premises nor (d) permit the Premises or any desk space therein to be occupied by any person(s) other than employees or consultants of Subtenant, without first obtaining: (i) Overlandlord's consent and all other required consents and requirements with respect to such assignment or subletting as set forth in and pursuant to the Overlease, and (ii) Sublandlord's consent which, so long as Overlandlord's consent is obtained, shall not be unreasonably withheld or delayed and shall be given or withheld within the time periods provided therefor under the Overlease. 2.2. Sublandlord shall cooperate with Subtenant and, after notice, shall, at Subtenant's expense, use reasonable good faith efforts in seeking to obtain Overlandlord's consent and/or performance under the Overlease. 2.3. If Overlandlord shall default in any of its obligations with respect to the Premises, or there shall exist a bona fide dispute with Overlandlord under the terms, covenants, conditions, provisions and agreements of this Sublease and/or the Overlease and Subtenant notifies Sublandlord in writing that Subtenant has previously notified Overlandlord of such dispute and that such default or notice has been disregarded or not reasonably satisfactorily acted upon, then Sublandlord shall notify Overlandlord of such default or dispute in its name on Subtenant's behalf. Subtenant shall be entitled to participate with Sublandlord in the enforcement of Sublandlord's rights against Overlandlord, but Sublandlord shall have no obligation to bring any action or proceeding nor to take any steps to enforce Sublandlord's rights against Overlandlord. If, after written request from Subtenant, Sublandlord shall fail or refuse to take appropriate action for the enforcement of
Sublandlord's rights against Overlandlord with respect to the Premises, Subtenant shall have the right to take such action in its own name, and for such purpose and only to such extent, all of the rights of Sublandlord under the Overlease are hereby conferred upon and assigned to Subtenant and Subtenant hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Overlandlord, in Subtenant's name, shall be barred by reason of lack of privity, non-assignability or otherwise, Subtenant may take such action in Sublandlord's name provided Subtenant has obtained the prior written consent of Sublandlord (in each instance), which consent shall not be unreasonably withheld or delayed (and if it is apparent that Subtenant must act promptly in order to preserve its rights, any failure on Sublandlord's part to respond to Subtenant's request to take action in
Sublandlord's name within ten (10) days after Subtenant's request shall be automatically deemed Sublandlord's consent thereto), and in connection therewith, Subtenant does hereby agree to indemnify and hold Sublandlord harmless from and against all liability, loss or damage including, without limitation, reasonable attorneys' fees and disbursements, which Sublandlord shall suffer by reason of such action. In any event, Subtenant shall not be allowed any abatement or diminution of fixed rent or additional rent under this Sublease because of Overlandlord's failure to perform any of its obligations under the Overlease.

                  2.4. If Sublandlord elects to pursue any remedy provided for in the Overlease in addition to or in cooperation with Subtenant, Subtenant shall not be required to reimburse Sublandlord for its expenses in connection therewith if such reimbursement would be in addition to its own expenses, so that Subtenant shall only be required to pay legal fees and expenses one time
(per occasion) in connection with the pursuit of its remedies under the Overlease.

                  3.

                  3.1. Except as herein otherwise expressly provided and except for the obligation to pay rent and additional rent under the Overlease, all of the terms, covenants, conditions, benefits, enjoyments, privileges, services, and provisions set forth in the Overlease are hereby incorporated in, and made a part of this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon and granted to the respective parties hereto; the Sublandlord herein being substituted for the Landlord in the Overlease and the Subtenant herein being substituted for the Tenant named in the Overlease; provided, however, that Sublandlord herein shall not be liable for any defaults by Overlandlord other than those caused (i) solely as a result of the gross negligence or wilful misconduct of Sublandlord or (ii) by breach of the Underlying Lease not occasioned in whole or in part by any act, omission or breach hereunder by Subtenant; and, if Overlandlord is not the fee owner, the owner in fee of the land and Building of which the Premises are a part. If the Overlease shall be terminated for any reason during the term hereof, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repairs, reasonable wear and tear excepted.

                  3.2. For the purposes of this Sublease, the Witnesseth clause, Articles 2, 15, 34, 39 and 43 of the Overlease shall not be deemed incorporated in or made a part hereof and shall be deemed deleted from the Overlease for purposes of this Sublease.

                  3.3. Notwithstanding anything to the contrary contained elsewhere herein, in the event that Sublandlord's rights under the Overlease are terminated or Sublandlord surrenders the Premises, for any reason whatsoever, Overlandlord shall have the right (but not the obligation) to recognize Subtenant as a direct tenant of the Premises, upon notice to Subtenant given on or before the date which is fifteen (15) days following the termination of Sublandlord's rights under the Overlease or the surrender of the Premises, in which event Subtenant shall attorn to and recognize Overlandlord as Landlord (with Subtenant as Tenant) under the Overlease upon all of the terms and conditions thereof; provided, however, that in such event, the financial terms (i.e. the rent, additional rent and other charges) under the Overlease shall be deemed automatically modified so that such financial terms shall in no event be more onerous than the financial terms contained in this Sublease.

                  4.

                  4.1. Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is," with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Premises for Subtenant's occupancy thereof.

                  4.2.  Notwithstanding  anything to the  contrary  contained in
Section 4.1 above, Sublandlord represents that, to the best of its knowledge, the cabling and phone switching presently existing in the Premises is in working order as of the date hereof.

                  5.

5.1. Subtenant agrees that the Premises shall be occupied only as executive, administrative and general offices for Subtenant's business.

                  6.

                  6.1. This Sublease is conditioned upon the consent thereto by Overlandlord which consent shall be evidenced by Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes.

                  6.2. Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. Sublandlord agrees to reasonably cooperate (without expenditure of funds or resort to or threat of litigation) with Subtenant in obtaining Overlandlord's consent or approval as provided in the Overlease.

                  7.

                  7.1. Subtenant acknowledges that the services to be rendered to the Premises are to be rendered by Overlandlord. Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease exists, then and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord, and Sublandlord agrees that it will, at Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

                  7.2. Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Provided that the corresponding payment has been made by Subtenant to Sublandlord hereunder, Sublandlord agrees to pay the then due installment(s) of rent and additional rent due under the Overlease. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental authorities. Sublandlord agrees that in the event
Sublandlord receives any abatement under the Overlease as a result of Overlandlord's failure to provide services thereunder, Subtenant shall be entitled to a corresponding abatement hereunder.

                  8.

                  8.1. Sublandlord represents (a) that it is the holder of the interest of the tenant under the Overlease, (b) that the overlease is in full force and effect and (c) that the copy of the Overlease delivered to Subtenant, as referenced above, remains unamended and unmodified.

                  9.

                  9.1. This Sublease is subject to, and Subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease or in any other way materially adversely affect Subtenant.

                  9.2. This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 9.2 shall be selfoperative and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may request.

                  10.

                  10.1. Subtenant covenants, represents and warrants that Subtenant has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease, and Subtenant covenants and agrees to pay, hold harmless and indemnify Sublandlord from and against any and all cost, expense (including reasonable attorneys' fees) or liability for any compensation, commissions or charges claimed by any broker or agent other than such brokers with respect to this Sublease or the negotiation thereof.

                  11.

                  11.1. Subtenant acknowledges that it is familiar with the provisions of the Overlease. In the event any payment of Additional Rent (as defined in the Overlease) is due and owing by Sublandlord to Overlandlord during the term of this Sublease, then Subtenant shall pay as additional rent pursuant to this Sublease an amount equal to 100% of such Additional Rent. At any time payment of any Additional Rent is due under the Overlease, Sublandlord may deliver to Subtenant a statement with respect to such payment, within ten (10) days after delivery of such statement, Subtenant shall pay to Sublandlord additional rent determined as aforesaid in this Section 11.1.

                  12.

                  12.1. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation must or may be given or made by the parties hereto, shall be in writing and given or made by either hand delivery, overnight delivery by a nationally recognized courier service or by mailing the same by certified mail, return receipt requested, addressed to the party for whom intended at its address set forth above. Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice given in the manner prescribed herein. Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of first attempted delivery, if by hand or overnight delivery, or three (3) days after delivery to the Post Office, if delivery by certified mail, return receipt requested.

                  13.

                  13.1. Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without Sublandlord's prior written consent in each instance.

                  14.

                  14.1. So long as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly have, hold and enjoy the Premises subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

                  14.2. Sublandlord agrees that, in the event Sublandlord defaults under the terms, covenants, conditions, provisions and agreements of the Overlease (provided same was not caused by Subtenant or was the result of Subtenant's actions or inactions with respect to Subtenant's obligations hereunder), then in such event, Sublandlord covenants and agrees to defend, indemnify and hold Subtenant harmless from any and all claims, causes of action against or damages to Subtenant resulting solely and directly therefrom.

                  15.

                  15.1. This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

                  15.2. This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This
Section 15.2 shall not be deemed to modify the provisions of Article 6 hereof.

                  15.3. This Sublease constitutes the entire agreement between the parties and all representations and understandings have been merged herein.

                  15.4. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

                    15.5. This Sublease may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

                  15.6. Nothing herein contained shall be deemed to release Sublandlord from its obligations under the Overlease, which such obligations shall remain throughout the term of the Overlease.

          15.7.This Sublease shall be governed by or construed in accordance with the laws of the State of California.

                  16.

                    16.1. "Change of Control" means the occurrence of any of the following events:

                  (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

                  (ii) A change in the composition of the Board of directors of the Company as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for election as a director without objection to such nominations) of at least three-quarters of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company); or
                  (iii) The shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                  16.2 Notwithstanding any other provision in this Sublease or the Overlease, in the event of a Change of Control Sublandlord may at any time thereafter terminate the term of this Sublease provided in Section 1.1 upon 30 days written notice to Subtenant.

                  IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day and year first above written.

                    INTERTEC, A DIVISION OF INNOVATIVE CAPITAL MANAGEMENT, INC.
                      Sublandlord


                      By_____/s/ Sandra L. Hoff_____
                      Sandra L. Hoff, Vice President



                     ELECTRONIC HAIR STYLING, INC.,
                     Subtenant


                      By _/s/ John D. Hellmann_____________
                       John D. Hellmann, Vice President, Chief Financial Officer



THE FOREGOING IS CONSENTED
TO BY RAINIER CONCEPTS, LTD.,
Overlandlord


By__/s/ Sandra L. Hoff______
Partner